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                                                                    EXHIBIT 23.1





               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated February 25, 1999 accompanying the consolidated financial statements of Superior Consultant Holdings Corporation and Subsidiaries appearing in the 1998 Annual Report on Form 10-K for the year ended December 31, 1998 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts".


                                               /S/ Grant Thornton LLP
                                               GRANT THORNTON LLP


Detroit, Michigan
November 29, 1999